News Release

Investor Contacts:

KCSA Strategic Communications

Philip Carlson / Brad Nelson

+1 212.896.1233 / +1 212.896.1217

pcarlson@kcsa.com / bnelson@kcsa.com

MagneGas Acquires Independent Fuel Distribution Company

Company Acquires Equipment Sales and Service, Inc. of Florida

TAMPA, FL – 10/27/14 -- MagneGas Corporation ("MagneGas" or the "Company") (NASDAQ: MNGA), a technology company that counts among its inventions a patented process that converts liquid waste into a hydrogen-based fuel, announced today that it has completed the acquisition of Equipment Sales and Service, Inc. (“ESSI”) of Clearwater, Florida. ESSI is an established industrial gas distribution company with estimated 2014 gross revenues of almost $2 million earned through the sales of industrial gases and related products.

MagneGas has purchased this established local industrial gas distributor to provide a platform to further MagneGas® fuel sales and expand its customer product availability. The Company believes that the purchase of ESSI will allow more rapid market penetration to grow recurring sales of MagneGas® fuel while offering a wider range of services to industrial, metalworking, and fabrication customers. Established more than 20 years ago, this distributor is one of the largest independently owned gas distribution companies in the area offering a broad range of welding gas products and services. Magnegas purchased 100% of the outstanding stock of ESSI in exchange for $3 million in cash paid at the closing. The acquisition is expected to bring the overall MagneGas fuel division to a breakeven level in 2015.

“Having founded ESSI over 20 years ago based on customer service, I am pleased to see that it will stay independent with a Company such as MagneGas that is focused customer satisfaction and innovation. I am excited to have found an independent Company that is growing and cares about its customers as much as I do,” stated Robert Ficocelli, Founder and CEO, Equipment Sales and Service, Inc.

"After acquiring this local well-established gas distributor, we are now entering the next phase of our expansion into the industrial, metal working, and fabrication markets. This purchase will provide a springboard to introduce and sell Magnegas2® fuel to a wider audience of customers around the Tampa Bay area,” stated Ermanno Santilli, CEO of MagneGas Corporation. “Separately, we have purchased a nearby industrial building which will allow for the expansion of MagneGas headquarters as we continue to attract customers and partners from around the world.”

The MagneGas IR App is now available for free in Apple’s App Store for the iPhone or iPad http://bit.ly/AfLYww and at Google Play http://bit.ly/Km2iyk for Android mobile devices.

To be added to the MagneGas investor email list, please email pcarlson@kcsa.com with MNGA in the subject line.

About MagneGas Corporation

Founded in 2007, Tampa-based MagneGas Corporation (NASDAQ: MNGA) is a technology Company that counts among its inventions, a patented process that converts liquid waste into hydrogen based fuels. The Company currently sells MagneGas® into the metal working market as a replacement to acetylene. It is also selling equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas®, please visit the Company's website at www.MagneGas.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.